Page 1 of 2
Amendments to SERP plan

New  Article I - Paragraph A.
A. This instrument states the terms and conditions of the American Banknote Corporation Supplemental Executive
     Retirement Plan, formerly known as the United States Banknote Corporation Supplemental Executive Retirement Plan, as adopted by United States Banknote Corporation ("Banknote") effective as of April 1, 1994.

Old Article I - Paragraph A. Now Paragraph B.

New  Article I - Paragraph C.
C. This revision will not reduce any benefits provided in the predecessor plan. Any and all reference to Banknote will refer to American Banknote Corporation which includes that corporation formerly known as United States Banknote Corporation previous to July ___, 1995.

New  Article II - Paragraph L. (1) (e)
          (e) in which the Participant received payments under either a short term disability plan, long term disability plan, or workers compensation plan, provided by New York State Law in connection with a period described in any of items (a) or (b) above;

Old Article II - Paragraph L. (1) (e)   Now - Paragraph L. (1) (f)

New  Article II - Paragraph L. (1) (g)
          (g) such additional periods of service or credit for additional periods of service as may be determined by the Board at any time previous to retirement or termination.

Page 1 of 2
Amendments to SERP plan

          New Article IV - Paragraph A. (1) and (2) replaces previous Paragrah A. (1) and (2)
          A. American Banknote Corporation will pay to an eligible Participant whose retirement commences on his or her Normal Retirement Date or Deferred Retirement Date a monthly benefit calculated as follows:
               (1) For eligible Class A Participants Final Average Annual Compensation shall be multiplied by a percentage equal to the sum of:
                    (a) 3% for each of the first ten (10) years of the Participant's service, plus
                    (b) 1 1/2% for each of the next twenty (20) years of the Participant's Service.
               (2) For eligible Class B Participants Final Average Annual Compensation shall be multiplied by a percentage equal to the sum of:
                    (a) 2% for each of the first ten (10) years of the Participant's Service, plus
                    (b) 1 1/2% for the next ten (10) years of the Participant's Service, plus
                    (c) 1% for the next ten (10) years of the Participant's Service.

          New Article V - Paragraph B. (2) (b)
                    (b)  (in the case of a Participant whose Retirement shall
                          commence at or after age 62) the Old-age Insurance Benefit Amount or (ii) (in the case of a Participant whose Retirement shall commence prior to age 62) for the period from and after age 62, the Old-age Insurance Benefit Amount (But no such deduction shall be made with respect to the period from the date of such Retirement age 62).